Exhibit 32.2

CERTIFICATION OF THE ACTING CFO OF ATARI, INC. PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Atari, Inc. (the “Company”) on Form 10-K for the fiscal year ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Arturo Rodriguez, Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Arturo Rodriguez
Name:     Arturo Rodriguez

Title:	Acting Chief Financial Officer

Date: June 30, 2008